Exhibit 10.71

MORGAN KEEGAN & COMPANY

Deferred Compensation Plan

January 2000,

as amended effective July 1, 2001

MORGAN KEEGAN & COMPANY

DEFERRED COMPENSATION PLAN

Article 1. Plan Establishment and Purpose

1.1	Background of Plan. Morgan Keegan & Company, successor to Morgan Keegan, Inc. for purposes of this plan (the “Company”) established, effective January 1, 2000, a deferred compensation plan that is now known as the Morgan Keegan & Company Deferred Compensation Plan (the “Plan”). The Plan became effective for base salary earned in 2000 and thereafter, and incentive awards earned in 2000 and thereafter. The Plan is amended as provided below, effective as of July 1, 2001, except as specifically provided otherwise.

1.2	Status of Plan. The Plan is intended to be an unfunded plan under the Internal Revenue Code of 1986, as amended, although the Company may establish a trust under Revenue Procedure 92-64 to provide benefits under the Plan, as described in Article 13.

1.3	Purpose. The purpose of the Plan is to permit Participants to defer base salary and incentive awards they receive from the Company and to further align the objectives of key employees with the interests of the Company’s shareholders.

Article 2. Definitions

2.1	Definitions. The following terms shall have their respective meanings set forth below:

(a)	“Account” means the account established on behalf of the Participant pursuant to Section 5.9.

(b)	“Code” means the Internal Revenue Code of 1986, as amended.

(c)	“Committee” means the Compensation Committee of the Board of Directors of the Company.

(d)	“Common Stock” means the common stock of Morgan Keegan, Inc. until March 31, 2001, as of which “Common Stock” means the common stock of Regions Financial Corporation.

(e)	“Company” means Morgan Keegan & Company.

(f)	“Compensation Conversion Date” means, (i) with respect to any incentive award, the date as of which such award is calculated and payable; and (ii) with respect to base salary, the date as of which the base salary is payable.

(g)	“Deferral Agreement” means an annual agreement between the Company and a Participant by which the Participant elects to: (i) defer all or a portion of incentive awards; and (ii) defer base salary, subject to the provisions of Sections 5.1 and 5.2.

(h)	“Deferred Amount Shares” has the meaning assigned in Section 5.3.

(i)	“Disability” has the same meaning as provided in the long-term disability plan maintained by the Company at the time the determination of Disability is to be made. In the event of a dispute regarding whether a Participant has incurred a Disability based on the definition referenced in the preceding sentence, the determination of Disability shall be made by the Committee. If, at any time during the period that this Plan is in operation, the Company does not maintain a long-term disability plan, Disability shall mean a physical or mental condition which, in the judgment of the Committee, permanently prevents a Participant from performing his usual duties for the Company or such other position or job which the Company makes available to him and for which the Participant is qualified by reason of his education, training and experience. In making its determination the Committee may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Committee may make the determination in its sole discretion and any decision of the Committee will be binding on all parties.

(j)	“Dividend” means the dividend paid on a share of Common Stock for the relevant period ending on the Dividend Date.

(k)	“Dividend Date” means the date on which a dividend is paid on a share of Common Stock for the relevant period.

(l)	“Fair Market Value” means, on any date, (i) if the Common Stock is listed on a securities exchange or is traded over the NASDAQ National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the NASDAQ National Market, the mean between the bid and offered prices as quoted by NASDAQ for such date; provided, however, that if it is determined that the fair market value is not properly reflected by such NASDAQ quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(m)	“Matching Contribution Shares” has the meaning assigned in Section 5.5.

(n)	“Normal Retirement Date” means the date on which a Participant reaches age sixty-five (65) while in the employment of the Company.

(o)	“Participant” means any individual designated to participate in the Plan pursuant to Section 4.1.

(p)	“Performance Shares” means the number of shares determined in accordance with Sections 5.3 and 5.5 (as the case may be), and shall in the aggregate equal the number of Deferred Amount Shares and Matching Contribution Shares computed with respect to an incentive award or base salary deferral, in accordance with Sections 5.3 and 5.5 (as the case may be).

(q)	“Plan” means the Morgan Keegan, Inc. Deferred Compensation Plan.

(r)	“Plan Year” means the calendar year.

(s)	“Three-Year Forfeiture Period” means, with respect to Matching Contribution Shares, the three-year period immediately following the last day of the Plan Year as of which the Matching Contribution Shares are initially credited to a Participant’s Account.

2.2	Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Article 3. Administration

3.1	Administration. The Committee shall have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and shall have all the powers necessary to accomplish these purposes, including but not by way of limitation, the right, power and authority:

(a)	To make rules and regulations for the administration of the Plan;

(b)	To construe all terms, provisions, conditions, and limitations of the Plan;

(c)	To correct any defects, supply any omissions or reconcile any inconsistencies that may appear in the Plan in the manner and to the extent deemed expedient;

(d)	To determine all controversies relating to the administration of the Plan, including but not limited to differences of opinion which may arise between the Company or the Committee and a Participant; and

(e)	To resolve any questions necessary to promote the uniform administration of the Plan.

3.2	Committee’s Discretion. The Committee, in exercising any power or authority granted under this Plan, or in making any determination under this Plan, shall perform or refrain from performing those acts in its sole and absolute discretion and judgment. Any decision made by the Committee, or any refraining to act or any act taken by the Committee, in good faith shall be final and binding on all parties. Except where the provisions of the Plan specifically grant the Committee the right to exercise discretion, the Committee shall be bound by the terms of the Plan.

3.3	Liability and Indemnity of Committee. The members of the Committee shall not be liable for any act done or any determination made in good faith. The Company shall, to the fullest extent permitted by law, indemnify and hold the members of the Committee harmless from any and all claims, causes of action, damages and expenses (including reasonable attorneys’ fees and expenses) incurred by the members of the Committee in connection with or otherwise related to his or her service in such capacity.

3.4	Nature of Interest. The granting of rights to Participants under the provisions of the Plan represents only a contracted right to receive deferred compensation. Accordingly, the Plan grants no right to, or interest in, either express or implied, any equity position or ownership in the Company.

Article 4. Eligibility and Participation

4.1	Eligibility and Participation.

(a)	First Plan Year. For the Plan Year beginning January 1, 2000 (the “Initial Plan Year”), executive officers and broker/employees of the Company whose anticipated compensation for the Initial Plan Year will meet or exceed the limit on compensation set forth in Section 401(a)(17) of the Code and whose prior year elective deferrals into the 401(k) plan sponsored by the Company were selected by the Participant to be the maximum amount permitted for such year by the Code, regardless of whether the actual amount of elective deferrals for such Participant was limited as a result of the application of the non-discrimination testing rules that apply to 401(k) plans and elective deferrals.

(b)	Subsequent Plan Years. For each Plan Year commencing after the Initial Plan Year, (i) executive officers and broker/employees of the Company who were eligible to participate in the Plan in any prior Plan Year and who actually participated in the Plan in any prior Plan Year; and (ii) executive officers and broker/employees of the Company who have not been eligible to participate in the Plan in any prior Plan Year in accordance with this Section 4.1, whose anticipated compensation for the applicable Plan Year will meet or exceed the limit on compensation set forth in Section 401(a)(17) of the Code, and whose prior year elective deferrals into the 401(k) plan sponsored by the Company were selected by the Participant to be the maximum amount permitted for such year by the Code, regardless of whether the actual amount of elective deferrals for such Participant was limited as a result of the application of the non-discrimination testing rules that apply to 401(k) plans and elective deferrals.

(c)	Committee Discretion. Notwithstanding the provisions of subsections (a) and (b) of this Section, the Committee retains the discretion to determine whether an individual executive or broker/employee shall be permitted to participate, or continue to participate, in the Plan.

(d)	Cessation of Participation. A Participant shall cease participation in the Plan at the earlier of (i) the date as of which the Committee has determined that such individual shall cease participation in the Plan in accordance with Subsection (c), above, and (ii) the date as of which the Participant separates from employment with the Company.

Article 5. Deferrals and Performance Shares

5.1	Voluntary Deferral of Incentive Award or Base Salary.

(a)	Deferral Limits. A Participant may make an annual, irrevocable election in a Deferral Agreement to defer any portion of an incentive award or base salary payable with respect to a Plan Year. Notwithstanding the preceding sentence, the deferral (i) shall apply only to base salary and incentive award that, in the aggregate, exceeds the compensation limit of Section 401(a)(17) of the Code for the applicable Plan Year, and (ii) shall not exceed ninety-five percent (95%) of a Participant’s compensation that would otherwise be payable in cash to the Participant absent the Participant’s deferral election.

(b)	Timing of Deferral Election. The Committee shall determine the appropriate date by which the Participant shall be required to make an election under this Section 5.1; provided, however, that in no event shall the Participant make an election (i) with respect to an incentive award payable for a Plan Year, later than the date that the incentive award is calculated and (ii) with respect to base salary, later than the date that the base salary is payable. The Participant shall make this election on a form prescribed by the Committee, and such completed form shall be returned to the appropriate individual in Human Resources and available to the Committee.

(c)	Investment Election Prior to July 1, 2001. A Participant shall select whether the amounts to be deferred in accordance with subsection (a), above, shall be invested in shares of Common Stock or shall be invested in an interest-bearing account. An election as to investment shall be irrevocable with respect to the amounts subject to the election. Notwithstanding the foregoing, the Company shall have ultimate discretion in the manner in which actual deferred amounts shall be invested; the investment selection by a Participant shall be tracked in the Participant’s Account in the manner described in Article 5.

(d)	Investment Election as of July 1, 2001 and Thereafter. Effective as of July 1, 2001, a Participant shall select to invest in shares of Common Stock or investment funds that are made available by Committee for such investment election; provided, however, that the Company shall have ultimate discretion in the manner in which actual deferred amounts shall be invested. The selection of the investment of deferred amounts credited to a Participant’s Account prior to July 1, 2001 as described in Subsection (c) shall no longer be treated as irrevocable; provided, however, that the frequency with which a Participant may elect to change investments of amounts credited to his or her Account shall be established by the Committee. The investment selection by a Participant shall be tracked in the Participant’s Account in the manner described in Article 5.

5.2	Commencement of Deferrals. An incentive award or base salary shall be deferred under this Plan beginning with the amount of incentive award or base salary that is earned in the first pay period which begins after a Participant’s cumulative incentive award and base salary payments equal the compensation limit under Section 401(a)(17) of the Code for the Plan Year to which the deferral relates.

5.3	Computation of Deferred Amount Shares. The amounts deferred under Section 5.1 that are to be invested in shares of Common Stock shall be converted to Deferred Amount Shares. The number of Deferred Amount Shares with respect to deferred amounts shall be determined by dividing (i) the amount deferred pursuant to Section 5.1 as of the Compensation Conversion Date, by (ii) the Fair Market Value of a share of Common Stock as of the Compensation Conversion Date.

5.4	Crediting of Deferred Amount Shares. The number of Deferred Amount Shares computed in accordance with Section 5.3 shall be credited to each Participant’s Account as of the Compensation Conversion Date.

5.5	Computation of Matching Contribution Shares. The number of Matching Contribution Shares to be credited to a Participant’s Account with respect to any Plan Year shall equal fifteen percent (15%) of the number of shares of Common Stock that are credited as Deferred Amount Shares to such Account for such Plan Year, but in no event shall the number of such shares exceed fifteen thousand dollars ($15,000) in aggregate, attributed value. For purposes of the Plan, “attributed value” means the average Fair Market Value of a share of Common Stock for the Plan Year, based on the Fair Market Value determined as of the last day of each month of the Plan Year. In the event that fifteen percent (15%) of the number of shares of Common Stock to be credited to a Participant’s Account as Matching Contribution Shares exceeds fifteen thousand dollars ($15,000) in aggregate attributed value, the number of Matching Contribution Shares to be credited to a Participant’s Account shall be reduced so that the attributed value of the reduced number of Matching Contribution Shares equals fifteen thousand dollars ($15,000). The number of Matching Contribution Shares to be credited in accordance with this Section 5.5 shall be determined as of the last of each Plan Year.

Notwithstanding the foregoing, no Matching Contribution Shares shall be credited with respect to any Plan Year that begins on or after January 1, 2001.

5.6	Crediting of Matching Contribution Shares. The number of Matching Contribution Shares computed in accordance with Section 5.5 shall be credited to each Participant’s Account as of the last day of the Plan Year to which the Matching Contribution Shares relate.

5.7	Payment of Dividends on Performance Shares. A Participant shall receive in cash any Dividends that are payable with respect to Performance Shares which have been credited to such Participant’s Account as of the applicable Dividend Date.

5.8	Crediting of Earnings on Deferred Amounts. Any amounts that a Participant has selected to invest in the investment fund(s) made available pursuant to Section 5.1(d), shall be credited with earnings (gains or losses) based on the results of such investment fund(s) at such times as determined by the Committee. No Matching Contribution Shares will be credited to deferred amounts elected to be invested initially in accordance with this Section 5.8.

5.9	Tracking Performance Shares, et al. The Company will establish a separate bookkeeping account for each Participant. A Participant’s Account will be credited with: (i) the number of Deferred Amount Shares determined under Sections 5.3 and 5.4; (ii) the Matching Contribution Shares determined under Sections 5.5 and 5.6; and (iii) any investment fund(s) earnings credited to amounts that have been selected to be invested in such fund(s). All amounts credited to each Account are credited solely for accounting and computational purposes. The amounts credited to the Accounts are at all times the assets of the Company subject to the claims of the Company’s general creditors. Participants shall not have any right to receive any amounts credited to their Accounts until such time as determined under Articles 6 and 7 of the Plan. Statements shall be sent at least annually to Participants showing the number of Deferred Amount Shares, Matching Contribution Shares, and investment fund(s) amounts, credited to his or her Accounts.

Article 6. Payment of Performance Shares and Deferred Amounts

6.1	Election Regarding Timing of Payment of Deferred Amount Shares.

(a)	Initial Election. Each Participant shall elect on his annual Deferral Agreement to receive payment of the aggregate of the Deferred Amount Shares calculated with respect to the relevant incentive award or base salary on a specified date that is no earlier than the end of the Three-Year Forfeiture Period to which Matching Contribution Shares are subject which are credited with respect to such Deferred Amount Shares. The Deferred Amount Shares subject to this initial election shall be considered fully vested and not subject to forfeiture.

(b)	Subsequent Elections. A Participant may elect to extend the date of payment of Deferred Amount Shares by executing a new agreement regarding such extension at least six (6) months prior to the end of the Three-Year Forfeiture Period or, if such Three-Year Forfeiture Period has ended and a “re-deferral period” is in effect, at least six (6) months prior to the end of such re-deferral period. The minimum period for such extension shall be one (1) year. The number of re-deferral elections by a Participant with respect to Deferred Amount Shares related to a particular Plan Year shall be unlimited, unless otherwise determined by the Committee. The Deferred Amount Shares subject to any election under this subsection (b) shall be considered fully vested and not subject to forfeiture.

Notwithstanding the elections described above, a Participant shall receive any Deferred Amount Shares credited to his or her Account in accordance with the provisions of Article 7.

6.2	Election Regarding Timing of Payment of Matching Contribution Shares.

(a)	Initial Election. Each Participant shall elect on his annual Deferral Agreement to receive payment of the aggregate of the Matching Contribution Shares calculated with respect to the Plan Year to which the Deferral Agreement relates, but in no event shall such payment date be earlier than the end of the Three-Year Forfeiture Period. The Matching Contribution Shares subject to this initial election shall be subject to forfeiture during the Three-Year Forfeiture Period, unless otherwise payable in accordance with Article 7.

(b)	Subsequent Elections. A Participant may elect to extend the date for payment of Matching Contribution Shares by executing a new agreement regarding such extension at least six (6) months prior to the end of the Three-Year Forfeiture Period, or, if such Three-Year Forfeiture Period has ended and a “re-deferral period” is in effect, at least six (6) months prior to the end of such re-deferral period. The minimum period for such extension shall be one (1) year. Matching Contribution Shares the payment of which is extended in accordance with this subsection (b) shall be considered fully vested and no longer subject to any forfeiture. The number of re-deferral elections by a Participant with respect to Matching Contribution Shares related to a particular Plan Year shall be unlimited, unless otherwise determined by the Committee. The Matching Contribution Shares subject to any election under this subsection (b) shall be considered fully vested and not subject to forfeiture.

Notwithstanding the elections described above, a Participant shall receive any Matching Contribution Shares credited to his or her Account in accordance with the provisions of Article 7.

6.3	Election Regarding Timing of Payment of Deferred Amounts.

(a)	Initial Election. Each Participant shall elect on his annual Deferral Agreement to receive payment of the aggregate of the deferred amounts invested in available investment fund(s) in accordance with Section 5.8 on a specified date that is no earlier than three years after the Plan Year in which the amounts were initially deferred (without regard to any earnings credited thereafter). These amounts subject to this initial election shall be considered fully vested and not subject to forfeiture.

(b)	Subsequent Elections. A Participant may elect to extend the date of payment of deferred amounts invested in available investment fund(s) in accordance with Section 5.8 by executing a new agreement regarding such extension at least six (6) months prior to the end of the three-year period described in subsection (a), above, or, if such three year period has ended and a “re-deferral period” is in effect, at least six (6) months prior to the end of such re-deferral period. The minimum period for such extension shall be one (1) year. The number of re-deferral elections by a Participant with respect to deferred amounts related to a particular Plan Year shall be unlimited, unless otherwise determined by the Committee. The deferred amounts (and earnings) subject to any election under this subsection (b) shall be considered fully vested and not subject to forfeiture.

Notwithstanding the election described above, a Participant shall receive any deferred amounts that are credited to his or her Account in accordance with the provisions of Article 7.

6.4	Payment Election and Investment Selection. The initial election (or subsequent election) with respect to the timing of payment by a Participant pursuant to Section 6.1, 6.2 or 6.3, as the case may be, shall apply to all amounts subject to such election, regardless of whether the Participant changes, pursuant to Section 5.1(d), the investment in which the deferred amounts were initially invested.

6.5	Form of Payment. All whole Performance Shares credited to a Participant’s Account will be paid in a single lump sum payment of shares of Common Stock of the Company. Any fractional Performance Shares shall be paid in cash. All deferred amounts that have not been converted to Performance Shares shall be paid in cash.

6.6

Payment Recipient. All amounts payable under this Plan shall be paid to the appropriate Participant; provided, however, that a payment made on account of the Participant’s death shall be paid to the Participant’s beneficiary. For purposes of this Plan, a Participant may, by written instruction during the Participant’s lifetime on a form prescribed by the Committee, designate one or more primary beneficiaries to receive the amount payable hereunder following the Participant’s death, and may designate the proportions in which such beneficiaries are to receive such payments. A Participant may change such designations from time to time, and the last written designation returned to the appropriate individual in Human Resources and available to the Committee prior to the Participant’s death shall control. If a Participant fails to designate a beneficiary, or if no designated beneficiary survives the Participant, payment shall be made by the Committee, in its sole discretion, in the following order of priority:

(a)	to the Participant’s surviving spouse, or if none;

(b)	to the Participant’s children, per stirpes, or if none;

(c)	to the Participant’s estate.

A beneficiary designation shall not be considered effective unless made on a form prescribed by the Committee, returned to the appropriate individual in Human Resources and available to the Committee.

Article 7. Effect of Certain Events on Distribution of Accounts

7.1	Matching Contribution Shares Forfeited. Except as described in Section 7.2, a Participant who separates from employment with the Company for any reason prior to the completion of the applicable Three-Year Forfeiture Period, shall forfeit the Matching Contribution Shares that relate to such Three-Year Forfeiture Period. The preceding sentence shall apply with respect to any Matching Contribution Shares that are subsequently invested in investment fund(s) made available under Section 5.1(d). Notwithstanding the preceding sentences, the Committee in its sole discretion may determine that it is in the best interests of the Company to pay such forfeited Matching Contribution Shares to the Participant. All payments shall be made pursuant to Section 6.5 to the appropriate individual according to Section 6.6.

7.2	Matching Contribution Shares not Forfeited in Certain Circumstances. Notwithstanding the provisions of Section 7.1, a Participant who: (a) separates from employment with the Company on or after the Participant’s Normal Retirement Date; or (b) involuntarily separates from such employment on account of death or Disability, shall receive all Matching Contribution Shares (or reinvested amounts converted from such shares) credited to his Account as of the separation date, regardless of whether the Three-Year Forfeiture Period has been satisfied with respect to such Matching Contribution Shares or reinvested amounts. All payments shall be made pursuant to Section 6.5 to the appropriate individual according to Section 6.6.

A Participant who separates from employment with the Company for any reason after satisfying the Three-Year Forfeiture Period with respect to Matching Contribution Shares, shall receive all such Matching Contribution Shares or reinvested amounts credited to his Account as of the separation date, regardless of whether the deferral period elected by the Participant pursuant to Section 6.1 has been satisfied with respect to such Matching Contribution Shares or reinvested amounts derived from Matching Contribution Shares. All payments shall be made pursuant to Section 6.5 to the appropriate individual according to Section 6.6.

7.3	Deferred Amount Shares Never Forfeited. A Participant who separates from employment with the Company for any reason shall receive all Deferred Amount Shares credited to his Accounts as of the separation date, regardless of whether the Three-Year Forfeiture Period, or the deferral period elected by the Participant pursuant to Section 6.1(a) or (b), has been satisfied with respect to such Deferred Amount Shares. The preceding sentence shall apply with respect to any Deferred Amount Shares that are subsequently invested in investment fund(s) made available under Section 5.1(d). All payments shall be made pursuant to Section 6.5 to the appropriate individual according to Section 6.6.

7.4	Deferred Amount Credited With Earnings Never Forfeited. A Participant who separates from employment with the Company for any reason shall receive all deferred amounts credited with earnings in accordance with Section 5.8 and which are credited to his Accounts as of the separation date, regardless of whether the relevant three-year period, or the deferral period elected by the Participant pursuant to Section 6.3, has been satisfied with respect to such deferred amounts. The preceding sentence shall not be applicable to Matching Contribution Shares subsequently reinvested in investment fund(s) and the provisions of Sections 7.1 and 7.2 shall apply to such amounts. All payments shall be made pursuant to Section 6.5 to the appropriate individual according to Section 6.6.

Article 8. Limitation of Rights

8.1	Limitation of Rights. Nothing in this Plan shall be construed:

(a)	To give any Participant any right to receive an incentive award or to be awarded Performance Shares, other than in accordance with the provisions of this Plan;

(b)	To limit in any way the right of the Company to terminate a Participant’s employment with the Company at any time; or

(c)	To evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular capacity or for any particular remuneration.

Article 9. Duration of Plan

9.1	Duration of Plan. The Plan shall remain in effect until terminated by the Company in accordance with Article 10.

Article 10. Amendment, Modification and Termination of Plan

10.1	Amendment. Modification. and Termination of Plan. The Committee may at any time terminate the Plan, and from time to time, may amend or modify it; provided, however, that except as set forth below, any action that is not a change to an administrative practice under the Plan, shall not adversely affect any right or obligation with respect to any Performance Shares or deferred amounts credited to a Participant’s Account as of the effective date of the termination, amendment or modification, unless the Participant consents to such change.

Notwithstanding the foregoing, the Committee may, without the Participants’ consent, amend or modify the Plan in any manner that the Committee deems necessary or appropriate in order to comply with, or to preserve the intended tax deferral purposes of the Plan under, applicable laws, regulations or orders, or any changes thereto or judicial or administrative interpretations thereof.

Article 11. Alienation

11.1	Alienation. No benefit provided by this Plan shall be transferable by the Participant except on the Participant’s death, as provided in this Plan. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Plan shall be void. No right or benefit under this Plan shall, in any manner, be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to the right or benefit. If any Participant becomes bankrupt or attempts to anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit under this Plan, then the right or benefit shall, in the discretion of the Committee, cease. In that event, the Company may hold or apply the right or benefit, or any part of the right or benefit, for the benefit of the Participant, his or her spouse, children, or dependents, the beneficiary or any of them, in the manner or in the proportion that the Committee shall deem proper, in his sole discretion, but is not required to do so.

Article 12. Tax Withholding

12.1	Tax Withholding. An individual who receives payment from the Plan shall pay to the Company, or make arrangements satisfactory to the Committee, regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such payment. The individual shall make such payment or arrangement no later than the date as of which he is scheduled to receive such payment. The obligations of the Company under the Plan shall be conditioned on such payment or arrangement and the Company, to the extent permitted by law, shall have the right to deduct any such taxes from any distribution of any kind otherwise due to the individual. Unless otherwise determined by the Committee, any withholding obligation of the Company on amounts received under the Plan may be settled with shares of Common Stock that are part of the distribution that gives rise to the withholding requirement.

Article 13. Authority to Establish Trust

13.1	Trust. The Company may establish, by the execution of a Trust agreement with one or more trustees, a Trust that, if established, is intended to be maintained as a “grantor trust” under Section 677 of the Code. The assets of the Trust will be held, invested and disposed of by the trustee, in accordance with the terms of the Trust, for the exclusive purpose of providing benefits for Participants and their beneficiaries. Notwithstanding any provision of the Plan or the Trust to the contrary, the assets of the Trust shall at all times be subject to the claims of the Company’s general creditors in the event of insolvency or bankruptcy.

13.2	Contributions and Expenses. The Company, from time to time, may make contributions to the Trust (if and when established). All amounts payable under the Plan and expenses chargeable to the Plan, to the extent not paid directly by the Company, shall be paid from the Trust.

13.3	Trustee Duties. The powers, duties and responsibilities of the trustee shall be as set forth in the Trust and nothing contained in the Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

13.4	Reversion to the Company. The Company shall have no beneficial interest in the Trust and no part of the Trust shall ever revert or be repaid to the Company, directly or indirectly, except as otherwise provided in Section 13.1 above or in the Trust Agreement.

13.5	Plan Not Funded. Notwithstanding the provisions of this Article, the obligation of the Company to make payments under the Plan constitutes nothing more than the unsecured promise of the Company to make such payments. Until benefits are distributed in accordance with Article 6 or 7, all property and rights associated with deferred amounts under the Plan shall remain solely the property and rights of the Company subject only to claims of the Company’s general creditors.

Article 14. Successor Organization

14.1	Successor Company. In the event of a merger, consolidation, combination or reorganization involving the Company and any other entity or corporation, the Company shall require the succeeding or continuing business entity after such merger, consolidation, combination or reorganization, to assume the obligations of the Company under this Plan.

14.2	Share Adjustment. If the number of outstanding shares of Common Stock is changed as a result of recapitalization, merger, consolidation, or other reorganization of the Company, the number of Performance Shares credited to a Participant’s Account shall be appropriately and equitably adjusted on the same basis.

Article 15. Governing Law

15.1	Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Tennessee except to the extent superseded by federal law as enunciated by the Sixth Circuit Court of Appeals.

Article 16. Miscellaneous

16.1	Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

16.2	Notification of Addresses. Each Participant and each beneficiary shall file with the Committee, from time to time, in writing, the post office address of the Participant, the post office address of each beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Committee (or if no such address was filed with the Committee, then to the last post office address of the Participant or beneficiary as shown on the Company’s records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the Committee nor the Company shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

16.3	Bonding. The Committee and all agents and advisors employed by it shall not be required to be bonded.

Article 17. Effective Date

17.1	Effective Date. The Plan shall be effective as of January 1, 2000, as amended effective as of July 1, 2001, except as specifically provided otherwise.

IN WITNESS WHEREOF, the Company has caused this amended Plan to be executed this 2nd day of July, 2001, by its duly authorized officer, effective as stated above.

ATTEST/WITNESS:		MORGAN KEEGAN & COMPANY, INC.

By:	/s/ Charles D. Maxwell	By:	/s/ Joe C. Weller

Title:	Asst. Treasurer	Title:	EVP and CFO

Date:	7/2/2001	Date:	7/2/2001

MORGAN KEEGAN & COMPANY, INC.

DEFERRED COMPENSATION PLAN

FORM OF DEFERRAL AGREEMENT

THIS AGREEMENT (“Deferral Agreement” or “Agreement”) made and effective as of the date written below, is entered into by and between Morgan Keegan & Company, Inc. (hereinafter called the “Company”) and ___________________________ (hereinafter called the “Participant”), an employee who is eligible to participate in the Morgan Keegan & Company, Inc. Deferred Compensation Plan.

RECITALS

WHEREAS, the Company has adopted the Morgan Keegan & Company, Inc. Deferred Compensation Plan (“Plan”), for the purpose of providing those eligible with the opportunity to defer compensation while employed with the Company.

WHEREAS, the Plan permits an eligible employee to enter into a Deferral Agreement with the Company to defer compensation into the Plan, to be directed by the employee into a select group of investment options, and paid at a future date elected by the employee.

WHEREAS, a summary of the Plan has been provided to the Participant, who has read and fully understood the terms and provisions of such Plan before entering into this Deferral Agreement.

WHEREAS, the Participant understands that the Plan is unfunded and to the extent the Participant acquires any right to receive payment from the Company under the Plan, that right is no greater than the right of any unsecured general creditor of the Company and is neither transferable or assignable nor subject to pledge, attachment, garnishment or encumbrance of any kind.

WHEREAS, the participant will have contributed the maximum amount allowed to the 401(k).

WHEREAS, this Agreement shall be effective for any compensation earned for 2006. The Company and the Participant will enter into subsequent Deferral Agreements for future Plan Years.

NOW, THEREFORE, in consideration of the material advantages accruing to the parties and the mutual covenants contained herein, the Company and the Participant agree with each other as follows:

1.	Deferred Amount of 2007 compensation. I, the Participant, hereby elect to defer compensation earned for 2007 into the Plan as outlined below.

A. ________ %	is the percentage of compensation in excess of $180,000 I elect to defer (not to exceed 90%). (% is required)

B. $________	is the maximum specific dollar amount I want to defer for 2007 in excess of $180,000. (Cap is optional)

C. Jan. 2011	Initial Deferred Date for 2007 Contributions (3 years)

*The IRS has made legislative changes that will now require subsequent election to further defer payment beyond the initial deferral period to be re-deferred for a minimum of five years and requires twelve months advance notice. If you would like to set the initial deferred date longer than the standard date of January 2011, you may do so my checking one of the dates below:

_______ January 2012 (4 years)

_______ January 2013 (5 years)

_______ January 2014 (6 years)

_______ January 2015 (7 years)

(If no check is indicated above, the initial deferred date will be January 2011.)

D. ________	is my Rep # or the Rep # I would like assigned to my account.

2.	Investment Selection. I, the Participant, understand that the deferral I have indicated in Paragraph 1 above will be credited to my Deferred Comp Account and will earn interest until I direct the deferral into one of the following investments:

Regions Financial Corporation (common stock)	RF
RMK Advantage Fund Inc. (common stock)	RMA
RMK High Income Fund Inc. (common stock)	RMH
RMK Strategic Income Fund Inc. (common stock)	RSF
RMK Multi Sector Fund, Inc. (common stock)	RHY

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RMK Select Intermediate Fund	RIBIX
RMK Select High Income Fund	RHIIX
RMK Select Balanced Fund	FPALX
RMK Select Growth Fund	RGRAX
RMK Select Core Equity Fund	MGIFX
RMK Select Money Market Fund	MIVXX
RMK Select Short Term Bond Fund	MSBIX
RMK Value Fund	RVLAX
RMK Fixed Income Fund	RFIFX
RMK MidCap Growth Fund	RAGAX
RMK Limited Maturity Government Fund	RLMGX
RMK Treasury Money Market	FITXX
RMK Government Money Market	RMKXX
RMK MidCap Value-A	RSEAX
Vanguard S&P 500 Index Fund	VFINX
Preferred Fund of Funds	no symbol

I understand that I may make investment changes at any time from the above group of investment options. I further understand that the actual investment of any amounts deferred into the Plan is to be determined by the Company.

3.	Payment of Account: Timing. I elect to receive the amounts deferred this year to my Plan Account on January 1, 2011, which is three (3) years after December 31, 2007 or on the date selected on the previous page. I understand that I can further extend the above payment date by giving at least twelve months advance notice and that the new payment date must be at least five years after the date I was to receive the payment.

4.	Treatment of Dividends. I understand that the Plan provides for any Dividends issued to be credited to my Deferred Comp Account.

5.	Non-Transferability of Account. The right of the Participant or any other person who benefits under this Agreement shall not be assigned, transferred, pledged or encumbered, except for transfer on account of death.

6.	Effective Date. This Agreement shall be effective on and after the date of its execution as provided below.

7.	Amendment of Agreement. During the lifetime of the Participant, this Agreement may be amended or revoked any time in whole or in part by the mutual written agreement of the Participant and Company; provided, however, that no such amendment shall provide for payment of amounts credited to the Participant’s Account sooner than the date selected in paragraph 3, above.

8.	Plan Terms Control. The terms of the Morgan Keegan & Company, Inc. Deferred Compensation Plan effective as of January 1, 2000, and as it may be amended, are hereby incorporated herein in full and in the event of any discrepancy between the terms of the Plan and this Agreement, the terms of the Plan shall control.

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IN WITNESS WHEREOF, the Company has caused this Deferral Agreement to be executed by its authorized officer and the Participant has executed this Deferral Agreement, on this _______ day of ___________, 20__.

MORGAN KEEGAN & COMPANY, INC.

By:

By:
Participant

Social Security Number

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